UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): May 15, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2015, Lannett Company, Inc., a Delaware corporation (“Lannett”), entered into an agreement with Rohit Desai (“Mr. Desai”), the RD Nevada Trust (the “RD Nevada Trust”, and together with Mr. Desai, the “Seller”), Silarx Pharmaceuticals, Inc., a New York corporation (“Silarx”), and Stoneleigh Realty, LLC, a New York limited liability company (“Stoneleigh,” and together with Silarx, the “Company”), for Lannett to acquire 100% of the equity interests of the Company pursuant to the terms and conditions of a Stock Purchase Agreement (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, Lannett will purchase from the Seller 100% of the equity interests of the Company, on a debt free basis, for total cash consideration of $42.0 million.  Lannett and the Company have agreed to jointly make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, to treat the acquisition as a deemed purchase and sale of assets for tax purposes.  The acquisition will be subject to a customary post-closing working capital adjustment.  Following completion of the acquisition, the Company will be a wholly-owned subsidiary of Lannett.

The closing of the transaction contemplated by the Purchase Agreement (the “Closing”) is subject to certain customary closing conditions, including, among other conditions, the accuracy of the representations, warranties, and covenants by Lannett and the Company.  The Purchase Agreement may be terminated by Lannett under certain circumstances if Lannett is not then in material breach of any provision of the Purchase Agreement and there has been a breach of, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company.  The Closing, which is expected to occur in early June 2015, may not be completed if any of the closing conditions are not satisfied or waived.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.  The representations and warranties in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements proved to be inaccurate; (ii) may apply contractual standards of “materiality” or “material adverse effect” that are different from “materiality” under the applicable securities laws; and (iii) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.  Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about Lannett or the Company.

ITEM 8.01. OTHER EVENTS

On May 18, 2015, Lannett issued a press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

2.1     Stock Purchase Agreement by and among Lannett Company, Inc., Rohit Desai, the RD Nevada Trust, Silarx Pharmaceuticals, Inc. and Stoneleigh Realty, LLC, dated as of May 15, 2015

99.1   May 18, 2015 press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: May 18, 2015